UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

         Date of Report (Date of earliest event reported): June 30, 1998



                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)



    Indiana                            1-9250                35-1468632
  ----------------                    -----------            -------------------
   (State or other                   (Commission             (I.R.S. Employer
   jurisdiction of                    File Number)           Identification No.)
    organization)

    11825 North Pennsylvania Street
         Carmel, Indiana                                       46032
  --------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

                                 (317) 817-6100
                              --------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)


                         CONSECO, INC. AND SUBSIDIARIES

                              ____________________

                                     INDEX
                                     -----

                                                                                     Page
                                                                                     ----

Item 2 -  Acquisition or Disposition of Assets                                         3

Item 7 -  Financial Statements and Exhibits

          (a)  Unaudited  Consolidated  Financial  Statements   of  Green   Tree
               Financial  Corporation  as of March 31, 1998, and for each of the three month periods ended March 31, 1998 and 1997 were filed with the Commission as Exhibit 99.3 to the Registrant's Form 8-K dated
               June 3, 1998, and are  incorporated  herein by this reference and are being filed  herewith  pursuant to General  Instruction  F to
               Form 8-K.                                                               4

               The  Audited  Consolidated  Financial  Statements  of Green  Tree
               Financial  Corporation required to be filed pursuant to Item 7(a)
               of this  Current  Report  on Form  8-K  will be  filed as soon as practicable,  but in no event later than  September  13, 1998, 60
               days after the date this Form 8-K is required to be filed.             16

          (b)  Pro  Forma  Combined  Financial  Statements of  Conseco, Inc. and
               Subsidiaries  were filed with the  Commission  as Exhibit 99.1 to
               the   Registrant's   Form  8-K  dated  June  3,  1998,   and  are
               incorporated  herein  by  this  reference  and  are  being  filed
               pursuant to General Instruction F to Form 8-K.                         17

          (c)  Exhibits - None                                                        32


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On June 30, 1998, Conseco, Inc. ("Conseco") completed the acquisition (the "Merger") of Green Tree Financial Corporation ("Green Tree") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of April 6, 1998, as amended, among Conseco, Marble Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Conseco, and Green Tree. In the Merger, each share of Green Tree's common stock, par value $.01 per share was converted into 0.9165 of a share of Conseco's common stock, no par value. Conseco issued approximately 124 million shares of Conseco common stock in exchange for all of Green Tree's common shares and equivalents. After the Merger, Conseco's total common shares outstanding increased to approximately 312 million. As a result of the Merger, Green Tree became a wholly owned subsidiary of Conseco. The Merger will be accounted for as a pooling of interests.


          Green Tree is a diversified financial services company that provides financing for manufactured homes, home equity, home improvements, consumer products and equipment and provides consumer and commercial revolving credit. Green Tree's insurance agencies market physical damage and term mortgage life insurance and other credit protection relating to the customers' contracts Green Tree services. Green Tree is the largest servicer of manufactured housing contracts in the United States. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree serves all 50 states.

          Green Tree pools and securitizes substantially all of the contracts it originates, retaining the servicing on the contracts. Such pools are structured into asset-backed securities which are sold in the public securities markets. In servicing the contracts, Green Tree collects payments from the borrower and remits principal and interest payments to the holder of the contract or investor certificate backed by the contracts.

          Green Tree was originally incorporated under the laws of the State of Minnesota in 1975. In 1995, Green Tree reincorporated under the laws of the State of Delaware. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 Saint Peter Street, Saint Paul, Minnesota 55102-1639, and its telephone number is (612) 293-3400.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


      (a) Unaudited Consolidated Financial Statements of Green Tree Financial Corporation as of March 31, 1998, and for each of the three month periods ended March 31, 1998 and 1997.

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                           March 31,         December 31,
                                                            1998                1997
                                                        ---------------    ---------------
                                                          (unaudited)
ASSETS
Cash and cash equivalents                               $   888,743,000    $   741,398,000
Cash deposits, restricted                                   234,194,000        247,237,000
Other investments                                            19,096,000         25,294,000
Interest only securities                                  1,412,280,000      1,363,200,000
Finance receivables                                       2,154,646,000      1,971,024,000
Other receivables                                           228,525,000        235,705,000
Servicing rights                                            111,823,000         96,311,000
Property, furniture and fixtures                            121,164,000        112,404,000
Goodwill                                                     55,399,000         56,095,000
Other assets                                                 29,372,000         18,124,000
                                                        ---------------    ---------------
  Total assets                                          $ 5,255,242,000    $ 4,866,792,000
                                                        ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Notes payable                                           $ 1,548,618,000    $ 1,355,995,000
Senior/Senior subordinated notes                            510,484,000        510,316,000
Accounts payable and accrued liabilities                    556,194,000        492,789,000
Investors payable                                           653,297,000        552,781,000
Deferred income taxes                                       637,430,000        622,771,000
                                                        ---------------    ---------------
  Total liabilities                                       3,906,023,000      3,534,652,000

Common stock, $.01 par; authorized 400,000,000
  shares; issued 141,899,317 and
  and 141,595,984 shares, respectively                        1,419,000          1,416,000
Additional paid-in capital                                  445,190,000        435,570,000
Retained earnings                                         1,127,417,000      1,075,670,000
Accumulated other comprehensive income (loss):
  Minimum pension liability adjustments                      (3,142,000)        (3,142,000)
  Unrealized gain on securities
     available for sale, net                                    902,000         21,824,000
                                                        ---------------    ---------------
                                                          1,571,786,000      1,531,338,000
Less treasury stock, 7,773,366 and 7,012,156
   shares at cost                                          (222,567,000)      (199,198,000)
                                                        ---------------    ---------------

  Total stockholders' equity                              1,349,219,000      1,332,140,000
                                                        ---------------    ---------------

           Total liabilities and stockholders' equity   $ 5,255,242,000    $ 4,866,792,000
                                                        ===============    ===============


                  See notes to unaudited financial statements.

                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                Three months ended March 31,
                                ---------------------------
                                    1998           1997
                                ------------   ------------
REVENUES:
  Gain on sale of receivables   $129,116,000   $153,367,000
  Interest                       100,991,000     75,429,000
  Service                         30,216,000     24,681,000
  Commissions and other           25,431,000     13,678,000
                                ------------   ------------
                                 285,754,000    267,155,000
                                ------------   ------------

EXPENSES:
  Interest                        48,492,000     29,818,000
  Cost of servicing               26,974,000     19,379,000
  General and administrative     107,912,000     69,889,000
                                ------------   ------------
                                 183,378,000    119,086,000
                                ------------   ------------

EARNINGS BEFORE INCOME TAXES     102,376,000    148,069,000

INCOME TAXES                      38,903,000     56,266,000
                                ------------   ------------

NET EARNINGS                    $ 63,473,000   $ 91,803,000
                                ============   ============


EARNINGS PER COMMON SHARE:
  BASIC                         $        .47   $        .66
  DILUTED                       $        .47   $        .65


                  See notes to unaudited financial statements.

                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (unaudited, dollars in thousands)

                                                                                   Accumulated
                                                     Additional                       other                        Total
                                         Common       paid-in       Treasury      comprehensive   Retained     stockholders'
                                         stock        capital         stock       income (loss)   earnings         equity
                                      -----------   -----------    -----------   --------------  -----------   -------------
BALANCES, December 31, 1996           $     1,398   $   373,573    $   (53,913)   $    (2,299)   $   818,733    $ 1,137,492

Comprehensive income, net of tax:
   Net earnings                                --            --             --             --         91,803         91,803
   Unrealized loss on securities,
     net of applicable
     income taxes ($17,080)                    --            --             --        (27,867)            --        (27,867)
                                                                                                                -----------
     Total comprehensive income                                                                                      63,936
Common stock issuance of
  1,300,000 shares                             13        51,761             --             --             --         51,774
Cost of 1,017,000 shares of
  treasury stock acquired                      --            --        (36,688)            --             --        (36,688)
Dividends on common stock                      --            --             --             --        (10,430)       (10,430)
                                      -----------   -----------    -----------    -----------    -----------    -----------
BALANCES, March 31, 1997              $     1,411   $   425,334    $   (90,601)   $   (30,166)   $   900,106    $ 1,206,084
                                      ===========   ===========    ===========    ===========    ===========    ===========

BALANCES, December 31, 1997           $     1,416   $   435,570    $  (199,198)   $    18,682    $ 1,075,670    $ 1,332,140

Comprehensive income, net of tax:
   Net earnings                                --            --             --             --         63,473         63,473
   Unrealized loss on securities,
     net of applicable
     income taxes ($12,823)                    --            --             --       (20,922)             --        (20,922)
                                                                                                                -----------
     Total comprehensive income                                                                                      42,551
Stock warrants issuance                        --         7,687           --               --             --          7,687
Common stock issuance of
  303,000 shares                                3         1,933           --               --             --          1,936
Cost of 761,210 shares of
  treasury stock acquired                      --            --        (23,369)            --             --        (23,369)
Dividends on common stock                      --            --             --             --       (11,726)        (11,726)
                                      -----------   -----------    -----------    -----------    -----------    -----------
BALANCES, March 31, 1998              $     1,419   $   445,190    $  (222,567)   $    (2,240)   $ 1,127,417    $ 1,349,219
                                      ===========   ===========    ===========    ===========    ===========    ===========


                  See notes to unaudited financial statements.

                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                       Three months ended March 31,
                                                                   ----------------------------------
                                                                        1998               1997
                                                                   -------------     ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Servicing fees and net interest
     payments collected on sold loans                              $    84,070,000    $    78,009,000
  Net principal payments collected on sold loans                       128,678,000         64,067,000
  Interest on unsold loans                                              50,972,000         46,166,000
  Interest on cash and investments                                      14,540,000          8,539,000
  Commissions                                                           19,160,000         11,501,000
  Other                                                                 13,322,000         (2,523,000)
                                                                   ---------------    ---------------
                                                                       310,742,000        205,759,000
                                                                   ---------------    ---------------

  Cash paid to employees and suppliers                                (132,988,000)      (126,443,000)
  Interest paid on debt                                                (40,571,000)       (20,251,000)
  Income taxes paid                                                    (10,114,000)        (7,430,000)
                                                                   ---------------    ---------------
                                                                      (183,673,000)      (154,124,000)
                                                                   ---------------    ---------------

  NET CASH PROVIDED BY OPERATIONS                                      127,069,000         51,635,000

  Purchase of loans and leases                                      (2,766,690,000)    (2,087,204,000)
  Proceeds from sale of loans and leases                             2,607,081,000      1,809,087,000
  Principal collections on unsold loans and leases                     102,141,000        178,880,000
  Commercial and revolving credit loans disbursed                   (1,692,443,000)      (839,249,000)
  Principal collections on commercial and revolving credit loans     1,262,226,000        757,492,000
  Proceeds from sale of commercial and revolving credit loans          317,840,000                 --
  Net cash deposits provided as credit enhancements                     13,043,000         (4,249,000)
                                                                   ---------------    ---------------

NET CASH USED FOR
  OPERATING ACTIVITIES                                                 (29,733,000)      (133,608,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, furniture and fixtures                         (17,846,000)       (10,084,000)
  Net sales (purchases) of investment securities                         6,198,000         (3,839,000)
                                                                   ---------------    ---------------
NET CASH USED FOR INVESTING
  ACTIVITIES                                                           (11,648,000)       (13,923,000)
                                                                   ---------------    ---------------

                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (continued, unaudited)

                                                                     Three months ended March 31,
                                                                 ------------------------------------
                                                                       1998               1997
                                                                 ---------------    -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on credit facilities                                  2,553,788,000      1,921,498,000
  Repayments on credit facilities                                 (2,353,963,000)    (1,659,804,000)
  Common stock issued                                                    627,000            475,000
  Common stock repurchased                                                    --        (36,688,000)
  Dividends paid                                                     (11,726,000)       (10,430,000)
                                                                 ---------------    ---------------
NET CASH PROVIDED BY
  FINANCING ACTIVITIES                                               188,726,000        215,051,000
                                                                 ---------------    ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            147,345,000         67,520,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       741,398,000        442,071,000
                                                                 ---------------    ---------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $   888,743,000    $   509,591,000
                                                                 ===============    ===============

RECONCILIATION OF NET EARNINGS TO NET CASH
  USED FOR OPERATING ACTIVITIES:
    Net earnings                                                 $    63,473,000    $    91,803,000
    Deferred income taxes                                             38,903,000         56,266,000
    Valuation adjustments of interest only securities                 47,000,000                 --
    Depreciation and amortization                                     10,669,000          7,556,000
    Net loan payments collected, less interest only securities
      and servicing rights recorded                                  (11,746,000)       (50,189,000)
    Amortization of servicing rights                                   4,947,000          2,569,000
    Accretion of yield on interest only securities                   (33,384,000)       (25,257,000)
    Net decrease (increase) in cash deposits                          13,043,000         (4,249,000)
    Purchase of loans and leases,
      net of sales and principal collections                         (72,367,000)       (99,237,000)
    Commercial and revolving loans disbursed, net of
      sales and principal collections                               (109,816,000)       (81,757,000)
    Net selling expenses on sale of loans                             30,786,000         10,897,000
    Interest payable increase                                          7,128,000          8,434,000
    Income taxes paid                                                (10,114,000)        (7,430,000)
    Decrease in amounts payable to employees and suppliers            (7,977,000)       (43,598,000)
    Decrease (increase) in other receivables                           2,570,000         (5,033,000)
    Other                                                             (2,848,000)         5,617,000
                                                                 ---------------    ---------------
NET CASH USED FOR
  OPERATING ACTIVITIES                                           ($   29,733,000)   ($  133,608,000)
                                                                 ===============    ===============



                  See notes to unaudited financial statements.

                GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS


A. BASIS OF PRESENTATION

The interim financial statements have been prepared by Green Tree Financial Corporation (the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission applicable to quarterly reports on Form 10-Q. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments which are of a normal recurring nature and are necessary for a fair presentation have been included. However, results for interim periods are not necessarily indicative of the results that may be expected for a full year. It is suggested that these financial statements be read in conjunction with the consolidated financial statements and related notes and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

As of January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income includes all changes in stockholders' equity except those arising from transactions with shareholders. The new standard requires only additional disclosures in the consolidated financial statements; it does not affect the Company's financial position or results of operations.

B. INTEREST ONLY SECURITIES

The activity in interest only securities for the three months ended March 31, 1998 is summarized as follows:

 Balance at beginning of period                          $1,363,200,000
 Additions                                                  164,349,000
 Yield on interest only securities                           33,384,000
 Net cash collected                                         (67,908,000)
 Realized writedown of interest only
   securities                                               (47,000,000)
 Unrealized writedown of interest
   only securities                                          (33,745,000)
                                                       ----------------
 Balance at end of period                                $1,412,280,000
                                                       ================

In 1995 and previous years, the Company sold a substantial portion of its interest only securities related to manufactured housing securitization transactions between 1978 and 1995 in the form of securitized Net Interest Margin Certificates. The Company retained a subordinated interest in the cash flow of the interest only securities sold. These interests are included in interest only securities and total $79,357,000 at March 31, 1998.

Generally, interest only securities relate to the sale of closed end manufactured housing, home equity, home improvement, consumer and equipment finance receivables. The Company's interest only securities are subject to a substantial amount of credit loss and prepayment risk related to the receivables sold. In connection with the valuation of interest only securities, the Company has provided for approximately $946,060,000 of credit losses as of March 31, 1998. On a nondiscounted basis the amount of credit losses provided for in connection with the valuation of the interest only securities is approximately $1,399,149,000. These estimated losses if realized, would reduce the amount of cash flows available to the interest only securities and are considered in the Company's valuation processes.

The weighted average interest rate used to discount expected future cash flows of the interest only securities is 11.60% as of March 31, 1998.

The table below details information pertinent to the valuation of the interest only securities as of March 31, 1998.

                                                   Manufactured      Home Equity/         Consumer/
                                                     Housing        Home Improvement      Equipment            Total
                                                 ---------------    ----------------    -------------    ----------------
Interest only securities carrying amount         $   872,578,000      396,498,000         143,204,000    $  1,412,280,000

Unpaid principal balance of sold receivables     $18,186,731,000    5,004,964,000       2,655,252,000     $25,846,947,000

Weighted average customer interest rate on
     sold receivables                                      10.46%          11.85%               11.12%

Approximate expected weighted average constant
     prepayment rate as a percentage
     of unpaid principal balance of sold
     receivables (1)                                        9.75%           25.0%                22.0%

Approximate remaining expected non
     discounted credit losses as a percentage
     of unpaid principal balance of sold
     receivables (1)                                         6.2%            4.4%                 2.0%

(1) Valuation of the Company's interest only securities is impacted not only by the projected level of prepayments of principal and net credit losses, as shown above, but also by the projected timing of such prepayments and net credit losses. Should the timing of projected prepayments of principal or net credit losses differ materially from the timing projected by the Company, such timing could have a material effect on the valuation of the interest only securities.

C. FINANCE RECEIVABLES

Finance receivables consisted of the following:

                        March 31, 1998   December 31,1997
                        --------------   ----------------
Lease                   $  267,987,000   $  191,572,000
Commercial Finance         632,172,000      683,691,000
Revolving Credit Card      324,795,000      165,151,000
Loans Held For Sale        929,692,000      930,610,000
                        --------------   --------------
   Total                $2,154,646,000   $1,971,024,000
                        ==============   ==============


D. SERVICING RIGHTS

The activity in servicing rights for the period ended March 31, 1998 is summarized as follows:

Balance at beginning of period      $   96,311,000
Additions                               20,459,000
Amortization                           ( 4,947,000)
                                    --------------
Balance at end of period             $ 111,823,000
                                    ==============


E. EARNINGS PER SHARE

Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of Common Stock outstanding during each period. Diluted earnings per share is computed by dividing net earnings by the weighted average number of shares of Common Stock and potential Common Stock outstanding during each period. The following table presents the earnings per share data. Options to purchase 5,529,469 and 298,544 shares are excluded from the computation of diluted earnings per common share because of their anti-dilutive effect, as the exercise price of the option exceeds the average market price of the Common Stock for the three months ended March 31, 1998 and 1997, respectively.

                                  Three months ended March 31,
                                  ---------------------------
                                      1998           1997
                                  ------------   ------------

Net Earnings                      $ 63,473,000   $ 91,803,000
                                  ============   ============
Weighted average Common Stock
   outstanding                     134,236,605    138,511,310
 Effect of dilutive securities:
   Options                           1,463,317      3,708,253
   Warrants                            119,981           --
                                  ------------   ------------
 Diluted Common Stock              135,819,903    142,219,563
                                  ============   ============

 Earnings per common share:
   Basic                          $        .47   $        .66
   Diluted                        $        .47   $        .65

F. STOCKHOLDERS' EQUITY


STOCK OPTION PLANS

The Company has three stock option plans: two employee stock option plans and an outside director plan. In 1992, the Board of Directors approved a supplemental stock option plan for its outside directors. In 1995, the Company's stockholders approved an Employee Stock Incentive Plan. In 1998 the Board of Directors approved a Company Stock Option Plan for issuances of stock options to non-officer employees.

Options for 864,520 shares were available for future grant under these plans. The Company's Board of Directors has reserved 11,149,252 shares for future issuance under all plans as of March 31, 1998.

A summary of the stock option plan activity is as follows:

                                     Number of   Weighted Average
                                      Shares      Exercise Price
                                    ----------   -----------------

Outstanding at December 31, 1997     9,910,465      $25.98
  Granted                              835,500       23.00
  Exercised                           (303,333)      12.87
  Expired                             (156,900)      30.92
                                    ----------

Outstanding at March 31, 1998       10,285,732      $23.04
                                    ==========

Of the 10,285,732 options outstanding at March 31, 1998, 10,145,732 options relate to the employee and chief executive stock option plans and 140,000 options relate to the outside director plan.

On March 1, 1998, the Company offered to reprice certain employee stock options to the current market price on March 1, 1998. The offer was not extended to the six most senior executive officers. Employees accepting this offer agreed to a revised vesting schedule and an exercise price of $23.00, representing the market price at March 1, 1998. Approximately 2.8 million options were repriced.

A summary of stock options outstanding and exercisable at March 31, 1998 is as follows:

Options Outstanding:

    Range of           Number            Remaining          Weighted Average
 Exercise Prices     Outstanding      Contractual Life        Exercise Price
- -----------------   -------------     ----------------     -------------------

   $  2.97-22.50       1,714,332          4.17                 $  6.46
     23.00-23.00       3,639,500          9.92                   23.00
     23.38-30.50       2,350,300          7.68                   25.52
     30.88-33.38       2,323,000          7.90                   31.21
     33.50-47.00         258,600          9.17                   37.61
     -----------       ---------          ----                 -------
   $  2.97-47.00      10,285,732          7.97                 $ 23.04


Options Exercisable:

    Range of             Number        Weighted Average
Exercise Prices        Exercisable      Exercise Price
- -------------------    -----------     -----------------

     $  2.97-22.50       1,563,665         $ 5.45
       23.00-23.00               0           0.00
       23.38-30.50         824,300          25.01
       30.88-33.38         493,000          31.31
       33.50-47.00          57,600          38.10
     --------------      ----------       -------

     $  2.97-47.00       2,938,565        $ 15.92


WARRANTS

On February 13, 1998, the Company issued warrants to purchase 2.7 million common shares at $22.75 per share to the provider of a credit facility secured by the Company's interest only securities. The warrant expires on the later of February 13, 2000 or 90 days after the credit facility has been paid in full. The Company has the option to call and repurchase the warrant for $15.00 per warrant share regardless of the closing price of the common shares at the call date.

            The Audited Consolidated Financial Statements of Green Tree Financial Corporation required to be filed pursuant to Item 7(a) of this Current Report on Form 8-K will be filed as soon as practicable, but in no event later than September 13, 1998, 60 days after the date this Form 8-K is required to be filed.

            Pro Forma Combined Financial Statements of Conseco, Inc . and Subsidiaries.

       UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF CONSECO, INC.


       On April 6, 1998, Conseco, Inc. ("Conseco") and Green Tree Financial Corporation ("Green Tree") entered into an Agreement and Plan of Merger pursuant to which Green Tree would become a wholly owned subsidiary of Conseco (the "Merger"). The following unaudited pro forma combined balance sheet as of March 31, 1998, combines the historical combined balance sheets of Conseco and Green Tree as if the Merger had been effective on March 31, 1998, after giving effect to certain adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

       The unaudited pro forma combined statements of operations for the three months ended March 31, 1998 and 1997, and for each of the three years ended December 31, 1997, present the combined results of operations of Conseco and Green Tree as if the Merger had been effective at the earliest period presented.

       The unaudited pro forma combined financial information and accompanying notes reflect the application of the pooling of interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expense of Conseco and Green Tree are combined and reflected at their historical amounts.

       The unaudited pro forma combined financial statements are based on the historical financial statements of Conseco and Green Tree and are qualified in their entirety by, and should be read in conjunction with, these financial statements and the notes thereto. The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated, nor are they necessarily indicative of future results of operations or financial position.



                         CONSECO, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 1998
                              (Dollars in millions)


                                     ASSETS


                                                                                                                          PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      ----------

Investments:
    Actively managed fixed maturities at fair value..................      $22,968.9      $    -         $  -              $22,968.9
    Equity securities at fair value..................................          263.4           -            -                  263.4
    Interest only securities.........................................            -         1,412.3          -                1,412.3
    Finance receivables..............................................            -         2,154.6          -                2,154.6
    Mortgage loans...................................................          474.2           -            -                  474.2
    Credit-tenant loans..............................................          596.6           -            -                  596.6
    Policy loans.....................................................          691.7           -            -                  691.7
    Other invested assets ...........................................          534.8          19.1          -                  553.9
    Short-term investments...........................................          837.7         888.7          -                1,726.4
    Assets held in separate accounts.................................          675.2           -            -                  675.2
                                                                           ---------      --------       ------            ---------

          Total investments..........................................       27,042.5       4,474.7          -               31,517.2

Accrued investment income............................................          399.9           -            -                  399.9
Other receivables....................................................            -           228.5          -                  228.5
Servicing rights.....................................................            -           111.8          -                  111.8
Cost of policies purchased...........................................        2,442.6           -            -                2,442.6
Cost of policies produced............................................        1,022.5           -            -                1,022.5
Reinsurance receivables..............................................          761.8           -            -                  761.8
Income tax assets....................................................           42.4           -          (42.4) (2)             -
Goodwill.............................................................        3,604.9          55.4          -                3,660.3
Property and equipment...............................................          176.0         121.2          -                  297.2
Cash deposits, restricted............................................            -           234.2          -                  234.2
Other assets.........................................................          431.3          29.4          -                  460.7
                                                                           ---------      --------       ------            ---------

          Total assets...............................................      $35,923.9      $5,255.2       $(42.4)           $41,136.7
                                                                           =========      ========       ======            =========


                            (continued on next page)














                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                       19




                         CONSECO, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
                                 March 31, 1998
                              (Dollars in millions)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      ---------
Liabilities:
    Insurance liabilities:
       Interest sensitive products...................................      $17,320.6      $    -         $   -            $17,320.6
       Traditional products..........................................        5,758.0           -             -              5,758.0
       Claims payable and other policyholder funds...................        1,617.3           -             -              1,617.3
       Unearned premiums.............................................          409.1           -             -                409.1
       Liabilities related to separate accounts......................          675.2           -             -                675.2
    Investment borrowings............................................        1,196.1           -             -              1,196.1
    Investor payables................................................            -           653.3           -                653.3
    Other liabilities................................................        1,223.4         556.2         240.0  (3)       2,019.6
    Income tax liabilities...........................................            -           637.4         (42.4) (2)         595.0
    Notes payable and commercial paper:
      Corporate......................................................        2,435.1           -             -              2,435.1
      Related to finance receivables.................................            -         2,059.1           -              2,059.1
                                                                           ---------      --------       -------          ---------

          Total liabilities..........................................       30,634.8       3,906.0         197.6           34,738.4
                                                                           ---------      --------       -------          ---------

Minority interest:
    Company-obligated mandatorily redeemable
       preferred securities of subsidiary trust......................        1,388.1           -             -              1,388.1
    Common stock of subsidiary.......................................             .7           -             -                   .7

Shareholders' equity:
    Preferred stock..................................................          115.8           -             -                115.8
    Common stock and additional paid-in capital......................        2,397.0         446.6        (222.6) (4)       2,621.0
    Accumulated other comprehensive income:
       Unrealized appreciation of fixed maturity investments.........          159.0           -             -                159.0
       Unrealized appreciation of other investments..................           10.9            .9           -                 11.8
       Minimum pension liability adjustment..........................            -            (3.1)          -                 (3.1)
    Less treasury shares at cost.....................................            -          (222.6)        222.6  (4)           -
    Retained earnings................................................        1,217.6       1,127.4        (240.0) (3)       2,105.0
                                                                           ---------      --------       -------          ---------
          Total shareholders' equity.................................        3,900.3       1,349.2        (240.0)           5,009.5
                                                                           ---------      --------       -------          ---------

          Total liabilities and shareholders' equity.................      $35,923.9      $5,255.2       $ (42.4)         $41,136.7
                                                                           =========      ========       =======          =========









                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.

                                       20




                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED  STATEMENT OF OPERATIONS
                    for the three months ended March 31, 1998
                  (Dollars in millions, except per share data)

                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $  859.4          $  -                            $  859.4
       Interest sensitive products......................................     130.7             -                               130.7
    Net investment income...............................................     583.3           101.0                             684.3
    Gain on sale of receivables.........................................       -             129.1                             129.1
    Net investment gains................................................     104.8             -                               104.8
    Fee revenue and other income........................................      20.8            55.7                              76.5
                                                                          --------          ------                          --------

            Total revenues..............................................   1,699.0           285.8                           1,984.8
                                                                          --------          ------                          --------

Benefits and expenses:
    Insurance policy benefits...........................................     680.4             -                               680.4
    Amounts  added  to  annuity  and  financial  product
       policyholder account balances:
          Interest......................................................     188.4             -                               188.4
          Other amounts added to variable and equity-indexed
             annuity products...........................................      85.6             -                                85.6
    Interest expense on notes payable...................................      39.0            48.5                              87.5
    Interest expense on short-term investment borrowings................      18.9             -                                18.9
    Amortization related to operations..................................     117.1             -                               117.1
    Amortization related to investment gains............................      86.4             -                                86.4
    Other operating costs and expenses..................................     165.0           134.9                             299.9
                                                                          --------          ------                          --------

          Total benefits and expenses...................................   1,380.8           183.4                           1,564.2
                                                                          --------          ------                          --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     318.2           102.4                             420.6

Income tax expense......................................................     131.3            38.9                             170.2
                                                                          --------          ------                          --------

          Income before minority interest and
              extraordinary charge .....................................     186.9            63.5                             250.4

Minority interest - distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts, net of
    income taxes........................................................      19.4             -                                19.4
                                                                          --------          ------                          --------

          Income before extraordinary charge .........................       167.5            63.5                             231.0

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................      16.4             -                                16.4
                                                                          --------          ------                          --------

          Net income..................................................       151.1            63.5                             214.6

Less preferred stock dividends..........................................       2.0             -                                 2.0
                                                                          --------          ------                          --------

          Net income applicable to common stock.......................    $  149.1          $ 63.5                          $  212.6
                                                                          ========          ======                          ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                    for the three months ended March 31, 1998
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE     ADJUSTMENTS      COMBINED
                                                                            -------      ----------     -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  185,941,000      134,237,000    (11,209,000) (4) 308,969,000
       Net income before extraordinary charge ........................         $.89             $.47                            $.74
       Extraordinary charge ..........................................          .09               -                              .05
                                                                               ----             ----                            ----

            Net income................................................         $.80             $.47                            $.69
                                                                               ====             ====                            ====

    Diluted:
       Weighted average shares outstanding...........................   207,930,000      135,820,000    (11,341,000) (4) 332,409,000
       Net income before extraordinary charge ........................         $.81             $.47                            $.70
       Extraordinary charge...........................................          .08               -                              .05
                                                                               ----             ----                            ----

            Net income................................................         $.73             $.47                            $.65
                                                                               ====             ====                            ====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.


                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED  STATEMENT OF OPERATIONS
                    for the three months ended March 31, 1997
                  (Dollars in millions, except per share data)

                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $  566.2          $  -                            $  566.2
       Interest sensitive products......................................     103.9             -                               103.9
    Net investment income...............................................     409.2            75.4                             484.6
    Gain on sale of receivables.........................................       -             153.4                             153.4
    Net investment gains................................................       5.1             -                                 5.1
    Fee revenue and other income........................................      14.6            38.4                              53.0
                                                                          --------          ------                          --------

            Total revenues..............................................   1,099.0           267.2                           1,366.2
                                                                          --------          ------                          --------

Benefits and expenses:
    Insurance policy benefits...........................................     455.3             -                               455.3
    Amounts  added  to  annuity  and  financial  product
       policyholder account balances:
          Interest......................................................     173.7             -                               173.7
          Other amounts added to variable and equity-indexed
             annuity products...........................................      16.2             -                                16.2
    Interest expense on notes payable...................................      25.8            29.8                              55.6
    Interest expense on short-term investment borrowings................       2.8             -                                 2.8
    Amortization related to operations..................................     103.6             -                               103.6
    Amortization related to investment gains............................      11.8             -                                11.8
    Other operating costs and expenses..................................     114.4            89.3                             203.7
                                                                          --------          ------                          --------

          Total benefits and expenses...................................     903.6           119.1                           1,022.7
                                                                          --------          ------                          --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     195.4           148.1                             343.5

Income tax expense......................................................      70.6            56.3                             126.9
                                                                          --------          ------                          --------

          Income before minority interest and
              extraordinary charge .....................................     124.8            91.8                             216.6

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
      preferred securities of subsidiary trusts, net of income taxes....       8.7             -                                 8.7
    Dividends on preferred stock of subsidiaries........................       1.3             -                                 1.3
                                                                          --------          ------                          --------

          Income before extraordinary charge ...........................     114.8            91.8                             206.6

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       3.3             -                                 3.3
                                                                          --------          ------                          --------

          Net income....................................................     111.5            91.8                             203.3

Less amounts applicable to preferred stock:
    Charge related to induced conversions...............................      12.3             -                                12.3
    Preferred stock dividends...........................................       2.3             -                                 2.3
                                                                          --------          ------                          --------

          Net income applicable to common stock.......................    $   96.9          $ 91.8                          $  188.7
                                                                          ========          ======                          ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                    for the three months ended March 31, 1997
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE     ADJUSTMENTS      COMBINED
                                                                            -------      ----------     -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  177,670,000      138,511,000    (11,566,000) (4) 304,615,000
       Net income before extraordinary charge ........................         $.57             $.66                            $.63
       Extraordinary charge ..........................................          .02               -                              .01
                                                                               ----             ----                            ----

            Net income................................................         $.55             $.66                            $.62
                                                                               ====             ====                            ====

    Diluted:
       Weighted average shares outstanding...........................   203,620,000      142,220,000    (11,875,000) (4) 333,965,000
       Net income before extraordinary charge ........................         $.51             $.65                            $.58
       Extraordinary charge...........................................          .02               -                              .01
                                                                               ----             ----                            ----

            Net income................................................         $.49             $.65                            $.57
                                                                               ====             ====                            ====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)

                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $2,954.1         $    -                           $2,954.1
       Interest sensitive products......................................     456.7              -                              456.7
    Net investment income...............................................   1,825.3            370.6                          2,195.9
    Gain on sale of receivables.........................................       -              546.8                            546.8
    Net investment gains................................................     266.5              -                              266.5
    Fee revenue and other income........................................      65.8            174.1                            239.9
                                                                          --------         --------                         --------

            Total revenues..............................................   5,568.4          1,091.5                          6,659.9
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   2,368.3              -                            2,368.3
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     697.1              -                              697.1
          Other amounts added to variable and equity-indexed
             annuity products...........................................     109.6                                             109.6
    Interest expense on notes payable...................................     109.4            160.9                            270.3
    Interest expense on short-term investment borrowings................      42.0              -                               42.0
    Amortization related to operations..................................     408.8              -                              408.8
    Amortization related to investment gains............................     181.2              -                              181.2
    Nonrecurring charges................................................      71.7              -                               71.7
    Other operating costs and expenses..................................     577.2            444.5                          1,021.7
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   4,565.3            605.4                          5,170.7
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................   1,003.1            486.1                          1,489.2

Income tax expense......................................................     376.6            184.7                            561.3
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     626.5            301.4                            927.9

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...      49.0               -                              49.0
    Dividends on preferred stock of subsidiaries........................       3.3               -                               3.3
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     574.2            301.4                            875.6

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       6.9              -                                6.9
                                                                          --------         --------                         --------

            Net income..................................................     567.3            301.4                            868.7

Less amounts applicable to preferred stock:
    Charge related to induced conversions...............................      13.2               -                              13.2
    Preferred stock dividends...........................................       8.7               -                               8.7
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  545.4         $  301.4                         $  846.8
                                                                          ========         ========                         ========
                            (continued on next page)

                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1997
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  185,751,000     136,715,000      (11,416,000)(4) 311,050,000
       Net income before extraordinary charge ........................        $2.98           $2.20                            $2.74
       Extraordinary charge ..........................................          .04             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.94           $2.20                            $2.72
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  210,179,000     140,254,000      (11,711,000)(4) 338,722,000
       Net income before extraordinary charge ........................        $2.67           $2.15                            $2.55
       Extraordinary charge...........................................          .03             -                                .02
                                                                              -----           -----                            -----

            Net income................................................        $2.64           $2.15                            $2.53
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
               part of the unaudited pro forma combined financial
                                   statements.



                         CONSECO, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,384.3         $    -                           $1,384.3
       Interest sensitive products......................................     269.9              -                              269.9
    Net investment income...............................................   1,302.5            215.3                          1,517.8
    Gain on sale of receivables.........................................       -              389.7                            389.7
    Net investment gains................................................      60.8              -                               60.8
    Fee revenue and other income........................................      49.8            119.1                            168.9
                                                                          --------         --------                         --------

            Total revenues..............................................   3,067.3            724.1                          3,791.4
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,195.0              -                            1,195.0
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     620.2              -                              620.2
          Other amounts added to variable and equity-indexed
             annuity products...........................................      48.4              -                               48.4
    Interest expense on notes payable...................................     108.1             70.1                            178.2
    Interest expense on short-term investment borrowings................      22.0              -                               22.0
    Amortization related to operations..................................     240.0              -                              240.0
    Amortization related to investment gains............................      36.0              -                               36.0
    Other operating costs and expenses..................................     304.0            330.2                            634.2
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,573.7            400.3                          2,974.0
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     493.6            323.8                            817.4

Income tax expense......................................................     179.8            123.0                            302.8
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     313.8            200.8                            514.6

Minority interest:
    Distributions on Company-obligated mandatorily redeemable
       preferred securities of subsidiary trusts, net of income taxes...       3.6               -                               3.6
    Dividends on preferred stock of subsidiaries........................       8.9               -                               8.9
    Equity in earnings of subsidiaries..................................      22.4               -                              22.4
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     278.9            200.8                            479.7

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................      26.5               -                              26.5
                                                                          --------         --------                         --------

            Net income..................................................     252.4            200.8                            453.2

Less preferred stock dividends..........................................      27.4               -                              27.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  225.0         $  200.8                         $  425.8
                                                                          ========         ========                         ========

                                                 (continued on next page)


                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       27



                         CONSECO, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1996
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................  104,584,000     136,996,000      (11,439,000)(4) 230,141,000
       Net income before extraordinary charge ........................        $2.40           $1.47                            $1.96
       Extraordinary charge ..........................................          .25             -                                .11
                                                                              -----           -----                            -----

            Net income................................................        $2.15           $1.47                            $1.85
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  138,860,000     140,562,000      (11,737,000)(4) 267,685,000
       Net income before extraordinary charge ........................        $2.01           $1.43                            $1.79
       Extraordinary charge...........................................          .19             -                                .10
                                                                              -----           -----                            -----

            Net income................................................        $1.82           $1.43                            $1.69
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       28



                         CONSECO, INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                        PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS     COMBINED
                                                                            -------      ----------      -----------     --------
Revenues:
    Insurance policy income:
       Traditional products.............................................  $1,355.6         $    -                           $1,355.6
       Interest sensitive products......................................     109.4              -                              109.4
    Net investment income...............................................   1,142.6            176.0                          1,318.6
    Gain on sale of receivables.........................................       -              448.7                            448.7
    Net investment gains................................................     204.1              -                              204.1
    Fee revenue and other income........................................      43.6             86.6                            130.2
                                                                          --------         --------                         --------

            Total revenues..............................................   2,855.3            711.3                          3,566.6
                                                                          --------         --------                         --------

Benefits and expenses:
    Insurance policy benefits...........................................   1,107.5              -                            1,107.5
    Amounts  added  to  annuity  and  financial  product
       policyholder  account balances:
          Interest......................................................     556.6              -                              556.6
          Other amounts added to variable and equity-indexed
             annuity products...........................................      28.8              -                               28.8
    Interest expense on notes payable...................................     119.4             57.3                            176.7
    Interest expense on short-term investment borrowings................      22.2              -                               22.2
    Amortization related to operations..................................     203.6              -                              203.6
    Amortization related to investment gains............................     126.6              -                              126.6
    Other operating costs and expenses..................................     272.1            244.4                            516.5
                                                                          --------         --------                         --------

          Total benefits and expenses...................................   2,436.8            301.7                          2,738.5
                                                                          --------         --------                         --------

          Income before income taxes, minority interest
              and extraordinary charge .................................     418.5            409.6                            828.1

Income tax expense......................................................      87.0            155.6                            242.6
                                                                          --------         --------                         --------

          Income before minority interest and
              extraordinary charge .....................................     331.5            254.0                            585.5

Minority interest:
    Dividends on preferred stock of subsidiaries........................      11.9               -                              11.9
    Equity in earnings of subsidiaries..................................      97.1               -                              97.1
                                                                          --------         --------                         --------

            Income before extraordinary charge .........................     222.5            254.0                            476.5

Extraordinary charge on extinguishment of
    debt, net of taxes and minority interest............................       2.1              -                                2.1
                                                                          --------         --------                         --------

            Net income..................................................     220.4            254.0                            474.4

Less preferred stock dividends..........................................      18.4               -                              18.4
                                                                          --------         --------                         --------

            Net income applicable to common stock.......................  $  202.0         $  254.0                         $  456.0
                                                                          ========         ========                         ========

                            (continued on next page)


                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

                                       29




                         CONSECO, INC. AND SUBSIDIARIES

             PRO FORMA COMBINED STATEMENT OF OPERATIONS (Continued)
                      for the year ended December 31, 1995
                  (Dollars in millions, except per share data)


                                                                                                                         PRO FORMA
                                                                            CONSECO      GREEN TREE      ADJUSTMENTS      COMBINED
                                                                            -------      ----------      -----------      --------
Earnings per common share:
    Basic:
       Weighted average shares outstanding............................   81,405,000     136,644,000      (11,410,000)(4) 206,639,000
       Net income before extraordinary charge ........................        $2.51           $1.86                            $2.22
       Extraordinary charge ..........................................          .03             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.48           $1.86                            $2.21
                                                                              =====           =====                            =====

    Diluted:
       Weighted average shares outstanding............................  103,881,000     140,090,000      (11,698,000)(4) 232,273,000
       Net income before extraordinary charge ........................        $2.14           $1.81                            $2.05
       Extraordinary charge...........................................          .02             -                                .01
                                                                              -----           -----                            -----

            Net income................................................        $2.12           $1.81                            $2.04
                                                                              =====           =====                            =====
















                     The accompanying notes are an integral
                    part of the pro forma combined financial
                                   statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.     BASIS OF PRESENTATION

       The unaudited pro forma combined financial statements have been prepared assuming that the Merger will be accounted for under the pooling of interests method and are based on the historical consolidated financial statements of Conseco and Green Tree. Certain amounts in the historical financial statements of Green Tree have been reclassified to conform with Conseco's historical financial statement presentation.

       Conseco and Green Tree are still in the process of reviewing their respective accounting policies relative to those followed by the other entity. As a result of this review, it might be necessary to restate certain amounts in Conseco's or Green Tree's financial statements to conform to those accounting policies that are most appropriate. In management's opinion, any such restatements will not be material.

       Green Tree pools and securitizes substantially all of the loan contracts it originates, retaining: (i) investments in interest-only securities that are subordinated to the rights of other investors; and (ii) the servicing on the contracts. The valuation of interest-only securities and servicing rights is determined by discounting the projected cash flows over the expected life of the finance receivables sold using prepayment, default, loss, servicing cost and discount rate assumptions. Impairment in the value of interest-only securities considered other than temporary is recognized as a reduction to earnings, while impairment that is temporary is recognized as a reduction to shareholders' equity. Impairment in the value of servicing rights is recognized as a reduction in earnings. The assumptions used in calculating the value of interest-only securities and servicing rights are subject to volatility. Prepayments resulting from competition, obligor mobility, general and regional economic conditions, and prevailing interest rates, as well as actual losses incurred, may vary from the performance projected in future periods. Assumptions with respect to future prepayments, defaults, losses, servicing costs and discount rates are reviewed periodically. As disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, Green Tree realized a material writedown of its interest-only securities due to higher than expected prepayments. Prepayments have continued to exceed expectations in April 1998. If prepayments continue above expectations, or upon review certain other assumptions are revised, it is likely that there will be a further material writedown in the value of the interest-only securities and servicing rights and this reduction in value could materially affect operating results. Any adjustments to be made in future periods will depend on circumstances existing at that time.

       The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of Conseco and Green Tree and the notes thereto.

2.     INCOME TAX LIABILITIES

       The income tax assets of Conseco are netted against the income tax liabilities of Green Tree.

3.     MERGER AND INTEGRATION COSTS

       In connection with the Merger, Conseco expects to incur Merger-related costs of approximately $240 million, net of income taxes. Such costs include investment banking, accounting, legal and regulatory fees, severance and retention costs and other costs associated with the Merger. These expenses (including the related tax effect) have been reflected in the unaudited pro forma combined balance sheet financial information, but are not reflected in the unaudited pro forma statement of operations financial information since such expenses are not expected to have a continuing impact on the combined company.

4.     SHAREHOLDERS' EQUITY AND WEIGHTED AVERAGE SHARES OUTSTANDING

       Weighted average shares outstanding have been adjusted to reflect the issuance of .9165 shares of Conseco common stock for each share of Green Tree common stock or equivalent. The following shares of Green Tree common stock or equivalents were outstanding at April 6, 1998: (i) 134,012,054 shares of Green Tree common stock; (ii) 10,297,132 options outstanding to purchase Green Tree common stock at an average price of $23.12 per share (such options are equivalent to 6,174,713 shares of Conseco common stock, based on the last reported sale price of a share of Conseco common stock on April 6, 1998); and (iii) warrants to purchase 2,735,688 shares of Green Tree common stock at $22.75 per share (such warrants are equivalent to 710,568 shares of Conseco common stock, based on the last reported sale price of a share of Conseco common stock on April 6, 1998 based on Green Tree's right to call the warrant by issuing stock equivalents at $15 per warrant). The treasury stock held by Green Tree prior to the Merger has been reclassified to common stock and additional paid-in capital to conform to Conseco's presentation.

5.     OPERATING COST SAVINGS

       No adjustment has been included in the unaudited pro forma consolidated financial information for the anticipated operating cost savings. The combined company expects to achieve operating cost savings through the reduction of certain borrowing costs as well as potentially through the elimination of redundant staff functions, data processing, marketing synergies and certain back office operations and the reduction of corporate overhead. There can be no assurance that anticipated operating cost savings will be achieved.

            Exhibits - None

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CONSECO, INC.


DATE:  July 13, 1998                  By:  /s/ ROLLIN M. DICK
                                           ----------------------------------
                                           Name:  Rollin M. Dick
                                           Title: Executive Vice President
                                                  and Chief Financial Officer